EXHIBIT 23.1

                                                         LAKE & ASSOCIATES CPA'S


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in Form S-1 of our report dated January 5, 2012 related to the financial statements of Ecolivegreen Corp. for the years ended December 31, 2011 and 2010 and for the period from November 5, 2008 (inception) through December 31, 2011 which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC
Schaumburg, Illinois
March 9, 2012


                                                           1905 Wright Boulevard
                                                            Schaumburg, IL 60193

                                                             Phone: 847.524.0800
                                                               Fax: 847.524.1655